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                                                                   Exhibit 10.17

                                                                  EXECUTION COPY

                               SECURITY AGREEMENT

        THIS SECURITY AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Security Agreement"), dated as of January 28, 1999, by and among BNY LICENSING CORP. (with its successors and permitted assigns, the "Grantor"), and CITICORP USA, INC., in its capacity as administrative agent (with its successors in such capacity, the "Administrative Agent") for the Lenders (as defined below) and the Issuing Banks (as defined below) under that certain Credit Agreement dated as of January 28, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Barney's, Inc., Barneys America, Inc., PFP Fashions Inc., Barneys (CA) Lease Corp., Barneys (NY) Lease Corp., Basco All-American Sportswear Corp., BNY Licensing Corp., and Barneys America (Chicago) Lease Corp. (collectively, the "Borrowers"), the Administrative Agent, the lenders from time to time a party thereto (the "Lenders"), the issuing banks from time to time a party thereto (the "Issuing Banks") and General Electric Capital Corporation, in its capacity as documentation agent (in such capacity, the "Documentation Agent"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

                              W I T N E S S E T H:

        WHEREAS, the Grantor is a party to the Credit Agreement, pursuant to which the Lenders and the Issuing Banks have agreed, subject to certain conditions precedent, to make certain loans and other financial accommodations to the Borrowers from time to time; and

        WHEREAS, in order to secure the prompt and complete payment, observance and performance of (i) all of the Obligations and (ii) all of the Grantor's obligations and liabilities hereunder and in connection herewith (all the Obligations and such obligations and liabilities hereunder being hereinafter referred to collectively as the "Liabilities"), the Administrative Agent, the Lenders and the Issuing Banks have required as a condition, among others, to entering into the Credit Agreement that the Grantor execute and deliver this Security Agreement;

        NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. DEFINED TERMS.

        (a) Unless otherwise defined herein, each capitalized term used herein that is defined in the Credit Agreement shall have the meaning specified for such term in the Credit Agreement. Unless otherwise defined herein or in the Credit Agreement, all terms defined in Article 8 and Article 9 of the Uniform Commercial Code in effect as of the date hereof in the State of New York are used herein as defined therein.


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        (b) The words "hereby," "hereof," "herein" and "hereunder" and words of like import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement, and section references are to this Security Agreement unless otherwise specified.

        (c) All terms defined in this Security Agreement in the singular shall have comparable meanings when used in the plural, and VICE VERSA, unless otherwise specified.

        2. GRANT OF SECURITY INTEREST. To secure the prompt and complete payment, observance and performance of all the Liabilities, the Grantor hereby grants (subject as set forth below) to the Administrative Agent for the benefit of the Administrative Agent, the Lenders, the Issuing Banks and the other Holders, a security interest in all of the Grantor's rights, title and interests in and to the following property, whether now owned or existing or hereafter arising or acquired and wheresoever located (the "Collateral"):

        (a) ACCOUNTS: All present and future accounts, accounts receivable and other rights of the Grantor to payment for the sale or lease of goods or the rendition of services (except those evidenced by instruments or chattel paper), whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance (collectively, "Accounts");

        (b) EQUIPMENT: All of the Grantor's present and future (i) equipment and fixtures, including, without limitation, wherever located, printing presses and other machinery, manufacturing, distribution, selling, data processing and office equipment, furniture, furnishings, assembly systems, tools, tooling, molds, dies, appliances and vehicles, vessels and aircraft, (ii) other tangible personal property (other than the Grantor's Inventory) and (iii) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof (collectively, "Equipment");

        (c) GENERAL INTANGIBLES: All of the Grantor's present and future general intangibles, choses in action, causes of action, and all other intangible personal property of every kind and nature including, without limitation, corporate, partnership and other business books and records, interests in partnerships and limited liability companies that do not constitute securities, inventions, designs, patents, patent applications, trademarks, service marks, trademark applications, service mark applications, trade names, trade secrets, goodwill, registrations, copyrights, licenses, franchises, customer lists, computer programs, software and other computer materials, tax refunds, tax refund claims, rights and claims against charters, carriers, shippers, franchisees, lessors, and lessees, and rights to indemnification, intercompany receivables, and any security documents executed in connection therewith, deposit accounts, proceeds of any letters of credit, indemnity, warranty or guaranty payable to the Grantor from time to time with respect to the foregoing or proceeds of any insurance policies on which the Grantor is named as beneficiary, claims against third parties for advances and other financial accommodations and any other obligations whatsoever owing to the Grantor, contract rights, customer and supplier contracts, rights in and to all security agreements, security interests or other security held by the


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Grantor to secure payment of the Grantor's accounts, all right, title and interest under leases, subleases, and concessions and other agreements relating to personal property (including, without limitation, all rents, issues and profits related thereto), rights in and under guarantees, instruments, securities, documents of title and other contracts securing, evidencing, supporting or otherwise relating to any of the foregoing, together with all rights in any goods, merchandise or Inventory (as defined below) which any of the foregoing may represent (collectively, "General Intangibles");

        (d) INVENTORY: All of the Grantor's present and future (i) inventory,
(ii) goods, merchandise and other personal property furnished or to be furnished under any contract of service or intended for sale or lease, and all goods consigned by the Grantor and all other items which have previously constituted Equipment but are then currently being held for sale or lease in the ordinary course of the Grantor's business, (iii) raw materials, work-in-process and finished goods, (iv) materials, components and supplies of any kind, nature or description used or consumed in the Grantor's business or in connection with the manufacture, production, packing, shipping, advertising, finishing or sale of any of the Property described in CLAUSES (I) through (III) above, (v) goods in which the Grantor has a joint or other interest to the extent of the Grantor's interest therein or right of any kind (including, without limitation, goods in which the Grantor has an interest or right as consignee), and (vi) goods which are returned to or repossessed by the Grantor; in each case whether in the possession of the Grantor, a bailee, a consignee, or any other Person for sale, storage, transit, processing, use or otherwise, and any and all documents for or relating to any of the foregoing (collectively, "Inventory");

        (e) CHATTEL PAPER, INSTRUMENTS AND DOCUMENTS: All chattel paper, all instruments (as defined in Article 9 of the Uniform Commercial Code), all bills of lading, warehouse receipts and other documents of title and documents, in each instance whether now owned or hereafter acquired by the Grantor (collectively, "Chattel Paper, Instruments and Documents");

        (f) INVESTMENT PROPERTY: All investment property (as defined in Article 9 of the Uniform Commercial Code) including, without limitation, all securities (as defined in Article 8 of the Uniform Commercial Code), whether certificated or uncertificated, security entitlements, securities accounts, commodities contracts and commodity accounts (collectively, "Investment Property");

        (g) OTHER PROPERTY: All property or interests in property now owned or hereafter acquired by the Grantor whether in the possession, custody or control of the Administrative Agent, any Lender, any Issuing Bank or any other Holder, or any agent or affiliate of any of them in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise), including, without limitation, (i) notes, drafts, letters of credit, stocks, bonds, and debt and equity securities, whether or not certificated, and warrants, options, puts and calls and other rights to acquire or otherwise relating to the same (in each case only to the extent not otherwise constituting Investment Property); (ii) money; (iii) proceeds of loans, including without limitation, all the Loans made to the Grantor under the Credit Agreement; and
(iv) insurance proceeds and books and records relating to any of the


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property covered by this Agreement (collectively, "Other Property");

together with in respect to each of the items set forth in paragraphs (a) through (g) above, all accessions and additions thereto, substitutions therefor, and replacements, proceeds and products thereof. Notwithstanding anything to the contrary in this Security Agreement, nothing herein or otherwise shall be deemed or construed, directly or indirectly, as a grant by the Grantor to the Administrative Agent, the Lenders, the Issuing Banks or the other Holders of a Lien of any kind whatsoever on any "Collateral" (as defined in the (i) Security Agreement dated as of the date hereof between the Grantor and BI-Equipment Lessors LLC, (ii) the Security Agreement dated as of the date hereof between the Grantor and Copelco Capital, Inc. and (iii) the Security Agreement dated as of the date hereof between the Grantor and John Hancock Leasing Corporation) subject to a Lien granted to any of the Equipment Lessors (as defined in the Plan of Reorganization) pursuant to any of the Security Agreements referred to immediately above as in effect on the date hereof.

This Security Agreement shall not create or be filed as a lien against the land, building and/or improvements to the real property in which the goods, machinery, equipment, appliances or other personal property covered hereby are to be located or installed.

        3. CONTINUING LIABILITY. The Grantor hereby expressly agrees that, notwithstanding anything set forth herein to the contrary, the Grantor shall remain solely responsible under each contract, agreement, interest or obligation as to which a Lien has been granted to the Administrative Agent hereunder for the observance and performance of all of the conditions and obligations to be observed and performed by the Grantor thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the exercise by the Administrative Agent, any Lender or any Issuing Bank of any rights under this Security Agreement, the Credit Agreement or any other Loan Document shall not release the Grantor from any of the Grantor's duties or obligations hereunder and under each such contract, agreement, interest or obligation. Neither the Administrative Agent nor any Lender or Issuing Bank shall have any duty, responsibility, obligation or liability under any such contract, agreement, interest or obligation by reason of or arising out of this Security Agreement or the assignment thereof by the Grantor to the Administrative Agent or the granting by the Grantor to the Administrative Agent of a Lien thereon or the receipt by the Administrative Agent, any Lender or any Issuing Bank of any payment relating to any such contract, agreement, interest or obligation pursuant hereto, nor shall the Administrative Agent, any Lender or any Issuing Bank be required or obligated (nor to the extent prohibited by the terms of such contract, agreement, interest or obligation or applicable law, rule or regulation, shall the Administrative Agent, Lender or Issuer be permitted), in any manner, to (a) perform or fulfill any of the obligations of the Grantor thereunder or pursuant thereto, (b) make any payment, or make any inquiry as to the nature or the sufficiency of any payment received by the Grantor or the sufficiency of any performance by any party under any such contract, agreement, interest or obligation, or (c) present or file any claim, or take any action to collect or enforce any performance or payment of any amounts which may have been assigned to the Grantor, on which the Grantor has been granted a Lien to which the Grantor may be entitled at any time or times.


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        4. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Grantor hereby represents, warrants and covenants that as of the date of the execution of this Security Agreement, and until the termination of this Security Agreement pursuant to SECTION 14 below:

                (a) All of the Equipment and Inventory (other than Inventory and Equipment sold in accordance with the terms of the Credit Agreement, Equipment being repaired or serviced, Inventory in transit or in the possession and control of subcontractors of the Grantor or any other Person for processing and vehicles) are located at the places specified in SCHEDULE 1 attached hereto as amended from time to time pursuant to
        SECTION 5(B) below and such location is an owned, leased or bailment location as specified in SCHEDULE 1 attached hereto. As of the date hereof, the correct corporate name, the principal place of business, the chief executive office, and the federal tax identification number of the Grantor and the places where the Grantor's books and records concerning the Collateral are currently kept are set forth in SCHEDULE 2 attached hereto and made a part hereof, and the Grantor will not change such principal place of business or chief executive office or remove such records without (i) providing the Administrative Agent with at least thirty (30) days' prior written notice of such change, and (ii) making all filings under the Uniform Commercial Code necessary or appropriate to preserve the perfection of the security interests described herein to the extent such security interest may be perfected by such filings. The Grantor will not change its name, identity or corporate structure in any manner which might make any financing statement filed hereunder misleading, UNLESS the Grantor shall have (A) given the Administrative Agent at least thirty (30) days' prior written notice thereof (and received any consent that may be required under the terms of the Credit Agreement), and (B) certified to the Administrative Agent that all filings reflecting such new name, identity or structure have been made which are necessary or appropriate to preserve the perfection of the security interests described herein. The Grantor will hold and preserve such records and chattel paper and will permit representatives of the Administrative Agent, upon reasonable notice and at times during normal business hours to inspect and make abstracts from such records and chattel paper.

                (b) The Grantor has exclusive possession and control of the Equipment and Inventory except as permitted under the Credit Agreement.

                (c) The Grantor is the legal and beneficial owner of the Collateral free and clear of all Liens, except as permitted under
        SECTION 9.03 of the Credit Agreement. The Grantor has not, during the five (5) years preceding the date hereof, been known as or used any other corporate or fictitious name, except as disclosed on SCHEDULE 3 hereto, nor acquired all or substantially all the assets, capital stock or operating unit of any Person, except as disclosed on SCHEDULE 3 hereto and each predecessor in interest of the Grantor during the five
        (5) years preceding the Closing Date is disclosed on SCHEDULE 3 hereto.

                (d) This Security Agreement creates in favor of the Administrative Agent a legal, valid and enforceable security interest in the Collateral, securing the payment of the Liabilities. When financing statements have been filed in the appropriate offices in the


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        locations listed on SCHEDULES 1 AND 2 hereto, the Administrative Agent will have a fully perfected first priority Lien on the Collateral to the extent such Lien may be perfected by Uniform Commercial Code filings.

                (e) No consent of any Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other third party is required either for
        (i) the perfection or maintenance of the security interest created hereby, except for the Uniform Commercial Code filings referred to in clause (d) (and except for the filings with the United States Patent and Trademark Office and except for, in the case of motor vehicles, certificates of title which have been issued, which note the Administrative Agent's security interest) or (ii) for the exercise by the Administrative Agent of its rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

                (f) The Inventory produced by the Grantor has been produced in compliance in all material respects with all requirements of the Fair Labor Standards Act.

        5. COVENANTS. The Grantor covenants and agrees with the Administrative Agent that from and after the date of this Security Agreement and until the termination of this Security Agreement pursuant to SECTION 14 below:

                (a) At any time and from time to time, upon the Administrative Agent's written request and at the expense of the Grantor, the Grantor will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Administrative Agent reasonably may deem desirable in order to perfect and protect any Lien granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to the Collateral. Without limiting the generality of the foregoing, the Grantor will: (i) upon the occurrence and during the continuance of an Event of Default, at the request of the Administrative Agent, mark conspicuously each item of chattel paper included in the Collateral and each related contract and each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to the Administrative Agent, indicating that such document, chattel paper, related contract or Collateral is subject to the security interest granted hereby; (ii) if any Collateral shall be evidenced by a promissory note or other instrument (other than checks or drafts received in the ordinary course of the Grantor's business), deliver and pledge to the Administrative Agent hereunder such note or instrument duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Administrative Agent; and (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as the Administrative Agent may request, as may be necessary or desirable, in order to perfect and preserve the security interest granted or purported to be granted hereby. The Grantor hereby authorizes the Administrative Agent to file any such financing or continuation


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        statements without the signature of the Grantor to the extent permitted by applicable law. The Grantor hereby agrees that a carbon, photographic, photostatic or other reproduction of this Security Agreement or of a financing statement is sufficient as a financing statement to the extent permitted by applicable law.

                (b) The Grantor shall keep the Equipment and Inventory (other than Inventory and Equipment sold in accordance with the terms of the Credit Agreement, Equipment being repaired or serviced, Inventory in transit or in the possession and control of subcontractors of the Grantor and vehicles) at the places specified in SCHEDULE 1 hereto and deliver written notice to the Administrative Agent at least 30 days prior to establishing any other location at which it reasonably expects to maintain Inventory and/or Equipment (it being understood and agreed that all action required by SECTION 5(A) hereof shall have been taken in the relevant jurisdiction with respect to all such Equipment and/or Inventory prior to the establishment of any such location). Upon the establishment of any such location, and after notice thereof to the Administrative Agent as required in the preceding sentence, SCHEDULE 1 hereto shall be deemed amended to add such location thereto without further action by the Administrative Agent or the Grantor and the Grantor hereby authorizes the Administrative Agent to substitute a new
        SCHEDULE 1 hereto to reflect such additional location(s).

                (c) The Grantor will keep and maintain at the Grantor's own cost and expense satisfactory and complete records of the Collateral in a manner reasonably acceptable to the Administrative Agent, including, without limitation, a record of all payments received and all credits granted with respect to such Collateral and a record of the Administrative Agent's security interest in the Collateral. Upon the occurrence and during the continuance of an Event of Default, the Grantor shall, for the Administrative Agent's further security, deliver and turn over to the Administrative Agent or the Administrative Agent's designated representatives at any time upon three (3) Business Days' notice from the Administrative Agent or the Administrative Agent's designated representative, copies of any such books and records (including, without limitation, any and all computer tapes, programs and source codes relating to the Collateral or any part or parts thereof).

                (d) In any suit, proceeding or action brought by the Administrative Agent under any Account comprising part of the Collateral, the Grantor will save, indemnify and keep the Administrative Agent, each Lender and each Issuing Bank harmless from and against all expense, loss or damages suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by the Grantor of any obligation or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from the Grantor, and all such obligations of the Grantor shall be and shall remain enforceable against and only against the Grantor and shall not be enforceable against the Administrative Agent, any Lender or any Issuing Bank; PROVIDED, HOWEVER, the Grantor shall have no obligation to the Administrative Agent with respect to the matters indemnified pursuant to this subsection (d) resulting from the willful misconduct or gross negligence of the Administrative Agent, any Lender or an Issuing Bank as determined


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        in a final non-appealable judgment by a court of competent jurisdiction.

                (e) The Grantor will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on such Collateral, other than Liens permitted under SECTION 9.03 of the Credit Agreement, and will defend the right, title and interest of the Administrative Agent in and to the Grantor's rights to such Collateral, including, without limitation, the proceeds and products thereof, against the claims and demands of all Persons whatsoever other than claims secured by Liens permitted under
        SECTION 9.03 of the Credit Agreement.

                (f) Upon the occurrence and during the continuance of an Event of Default, the Grantor will not, without the Administrative Agent's prior written consent, except in the ordinary course of business and for amounts which are not material to the Barneys Group, taken as a whole in the aggregate, (i) grant any extension of the time of payment of any of the Collateral or compromise, compound or settle the same for less than the full amount thereof; (ii) release, wholly or partly, any Person liable for the payment thereof; or (iii) allow any credit or discount whatsoever thereon other than trade discounts granted in the ordinary course of business.

                (g) The Grantor will advise the Administrative Agent promptly, in reasonable detail, of (i) any material Lien or claim made by or asserted against any or all of the Collateral, and (ii) the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the Liens with respect to such Collateral created hereunder.

        6. COLLECTIONS. Except as otherwise provided in this SECTION 6, the Grantor shall continue to collect, at its own expense, all amounts due or to become due to the Grantor under the Accounts. In connection with such collections, the Grantor may take (and, after the occurrence and during the continuation of an Event of Default, at the Administrative Agent's direction, must take) such action as the Grantor or, after the occurrence and during the continuation an Event of Default, the Administrative Agent may deem necessary or advisable to enforce collection of the Accounts; PROVIDED, HOWEVER, that the Administrative Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to require the Grantor to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to the Administrative Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Grantor thereunder directly to the Administrative Agent and, upon such notification and at the expense of the Grantor, to enforce collection of any such Accounts, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantor might have done. After receipt by the Grantor of the notice from the Administrative Agent referred to in the proviso to the preceding sentence, all amounts and proceeds (including instruments) received by the Grantor in respect of the Accounts shall be received in trust for the benefit of the Administrative Agent, the Lenders, the Issuing Banks and the other Holders hereunder, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsement) to be applied to the


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Obligations in accordance with the Credit Agreement (including, without limitation, SECTION 3.02(B)(II) thereof).

        7. REMEDIES, APPLICATION OF PROCEEDS, RIGHTS UPON EVENT OF DEFAULT.

        (a) Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies provided for in the Credit Agreement and all the rights and remedies of a secured party under the Uniform Commercial Code, and all other applicable law as in effect in any relevant jurisdiction. In addition, the Administrative Agent may also:

                (i) require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of the Administrative Agent, promptly assemble all, or such part, of the Collateral as directed by the Administrative Agent and make such Collateral available to the Administrative Agent at a place designated by the Administrative Agent, which place shall be reasonably convenient to the Administrative Agent, whether at the premises of the Grantor or otherwise;

                (ii) enter, with or without process of law and without breach of the peace, any premises where any of the Collateral or the books and records of the Grantor related thereto are or may be located and, without charge or liability to the Administrative Agent, seize and remove such Collateral and such books and records from such premises, or remain upon such premises and use the same for the purpose of enforcing any and all rights and remedies of the Administrative Agent under this Security Agreement, the Credit Agreement or any of the other Loan Documents; and

                (iii) without notice, except as specified below, sell, lease, assign, grant an option or options to purchase or otherwise dispose of all or any part of the Collateral in one or more parcels, at public or private sale or sales, at any exchange, broker's board or at any of the Administrative Agent's offices or elsewhere, at such prices as the Administrative Agent may deem best, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable; PROVIDED, HOWEVER, that the Grantor shall not be credited with the net proceeds of any such credit sale, future delivery or lease of the Collateral until the cash proceeds thereof are actually received by the Administrative Agent. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) Business Days' notice, or such longer period as may be required by law, to the Grantor of the time and place of any public sale, or the time after which any private sale is to be made, shall constitute reasonable notification. No notification required by law need be given to the Grantor if the Grantor has signed, after the occurrence of an Event of Default, a statement renouncing any right to notification of sale or other intended disposition. The Administrative Agent shall not be obligated to make any sale of any of the Collateral


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        regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Administrative Agent, any Lender and any of the Issuing Banks shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby expressly waived and released. In the event of a sale of any Collateral, or any part thereof, to a Lender, an Issuing Bank, or the Administrative Agent upon the occurrence and during the continuance of an Event of Default, such Lender, Issuing Bank, or the Administrative Agent shall not deduct or offset from any part of the purchase price to be paid therefor any indebtedness owing to it by the Grantor. Any and all proceeds received by the Administrative Agent with respect to any sale of, collection from or other realization upon all or any part of the Collateral, whether consisting of monies, checks, notes, drafts, bills of exchange, money orders or commercial paper of any kind whatsoever, shall be held by the Administrative Agent and distributed by the Administrative Agent in accordance with the Credit Agreement (including, without limitation, SECTION 3.02(B)(II) thereof) and the Grantor shall remain liable for any deficiency following the sale of the Collateral. Subject to the terms of any applicable license agreement to which the Grantor is a party, the Administrative Agent is hereby granted an irrevocable license or other right to use, without charge, the Grantor's labels, copyrights, patents, rights of use of any name, trade names, general intangibles, trademarks and advertising matter, or any property of a similar nature, in completing production of, advertising for sale and selling any Collateral.

        (b) To the extent permitted by applicable law, the Grantor waives all claims, damages and demands against the Administrative Agent, any Lender or any Issuing Bank arising out of the repossession, retention or sale of the Collateral, or any part or parts thereof, except any such claims, damages and awards arising out of the gross negligence or willful misconduct of the Administrative Agent.

        (c) The Grantor recognizes that in the event the Grantor fails to perform, observe or discharge any of its obligations or liabilities under this Security Agreement, no remedy at law will provide adequate relief to the Administrative Agent and the Administrative Agent shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

        (d) The rights and remedies provided under this Security Agreement are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law or equity.

        8. VOTING RIGHTS. During the term of this Security Agreement, and except as provided in this SECTION 8 below, the Grantor shall have the right to vote the Investment Property on all corporate questions in a manner not inconsistent with the terms of this Security Agreement, the Credit Agreement and the other Loan Documents. After the occurrence and during the continuation of an Event of Default, the Administrative Agent shall, at the Administrative Agent's option and following written notice from the Administrative Agent to the Grantor, exercise all voting rights pertaining to the Investment Property, including the right to take action by shareholder consent.

        9. DIVIDENDS AND OTHER DISTRIBUTIONS. (a) So long as no Event of Default shall have occurred and be continuing:

                (i) The Grantor shall be entitled to receive and retain any and all dividends, interest and distributions paid in respect of the Collateral, notwithstanding such dividends, interest and distributions being subject to the grant thereof pursuant to SECTION 1; PROVIDED, HOWEVER, that any and all

                        (A) dividends, interest and distributions paid or
                payable other than in cash with respect to, and instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, any of the Collateral;

                        (B) dividends and other distributions paid or payable in
                cash with respect to any of the Collateral on account of a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus; and

                        (C) cash paid, payable or otherwise distributed with
                respect to principal of, or in redemption of, or in exchange for, any of the Collateral;

shall be Collateral, and shall be forthwith delivered to the Administrative Agent to hold, for the benefit of the Administrative Agent, the Lenders, the Issuing Banks and the other Holders, as Collateral and shall, if received by the Grantor, be received in trust for the Administrative Agent, for the benefit of the Administrative Agent, the Lenders, the Issuing Banks and the other Holders, be segregated from the other property or funds of the Grantor, and be delivered immediately to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsement); and

                (ii) The Administrative Agent shall execute and deliver (or cause to be executed and delivered) to the Grantor all such proxies and other instruments as the Grantor may reasonably request for the purpose of enabling the Grantor to receive the dividends or interest payments which it is authorized to receive and retain pursuant to clause (i) above.

                (b) After the occurrence and during the continuation of an Event of Default:

                (i) All rights of the Grantor to receive the dividends, interest payments and other distributions which it would otherwise be authorized to receive and retain pursuant to SECTION 9(A)(I) hereof shall cease, and all such rights shall thereupon become vested in the Administrative Agent, for the benefit of the Administrative Agent, the Lenders, the

        Issuing Banks and the other Holders, which shall thereupon have the sole right to receive and hold as Collateral such dividends, interest payments and other distributions;

                (ii) All dividends, interest payments and other distributions which are received by the Grantor contrary to the provisions of clause
        (i) of this SECTION 9(B) shall be received in trust for the Administrative Agent, for the benefit of the Administrative Agent, the Lenders, the Issuing Banks and the other Holders, shall be segregated from other funds of the Grantor and shall be paid over immediately to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsements);

                (iii) The Grantor shall, upon the reasonable request of the Administrative Agent, at the Grantor's expense, execute and deliver, and cause the issuer of the Investment Property and its officers and directors to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Administrative Agent, the Grantor or its or their counsel, advisable to register the applicable Collateral under the provisions of the Securities Act, and to exercise its best efforts to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Administrative Agent, the Grantor or its or their counsel, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Commission applicable thereto;

                (iv) The Grantor shall, upon the reasonable request of the Administrative Agent, at Grantor's expense, use its best efforts to qualify the Collateral under state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Administrative Agent;

                (v) The Grantor shall, upon the reasonable request of the Administrative Agent, at the Grantor's expense, cause the issuers of the Investment Property to make available to the holders of its securities, as soon as practicable, earnings statements which will satisfy the provisions of Section 11(a) of the Securities Act; and

                (vi) The Grantor shall, upon the reasonable request of the Administrative Agent, at the Grantor's expense, do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

The Grantor will reimburse the Administrative Agent for all expenses incurred by the Administrative Agent, including, without limitation, reasonable attorneys' and accountants' fees and expenses in connection with the foregoing. Upon or at any time after the occurrence and during the continuation of an Event of Default, if the Administrative Agent determines that, prior to any public offering of any securities constituting part of the Collateral, such securities should be registered under the Securities Act and/or registered or qualified under any other federal or state law and such registration and/or qualification is not practicable, then the Grantor agrees that it will be commercially reasonable if a private sale, upon at least ten (10) Business Days' notice to the Grantor, is arranged so as to avoid a public offering, even though the sales price established and/or obtained at such private sale may be substantially less than prices which could have been obtained for such security on any market or exchange or in any other public sale.

        10. THE ADMINISTRATIVE AGENT MAY PERFORM. If the Grantor fails to perform any agreement contained herein, the Administrative Agent, upon written notice to the Grantor if practicable, may itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall constitute an Obligation payable by the Grantor on demand.

        11. THE ADMINISTRATIVE AGENT'S DUTY OF CARE. The Administrative Agent shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Collateral, except for those arising out of or in connection with the Administrative Agent's (i) gross negligence or willful misconduct, or
(ii) failure to use reasonable care with respect to the safe custody of the Collateral in the Administrative Agent's possession. Without limiting the generality of the foregoing, the Administrative Agent shall be under no obligation to take any steps necessary to preserve rights in the Collateral against any other parties but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Grantor, and shall constitute part of the Liabilities secured hereby.

        12. MARSHALLING, PAYMENTS SET ASIDE; ADMINISTRATIVE AGENT APPOINTED ATTORNEY-IN-FACT. The Administrative Agent shall be under no obligation to marshal any assets in favor of the Grantor or against or in payment of any or all of the Liabilities. To the extent that the Grantor makes a payment or payments to the Administrative Agent or the Administrative Agent receives any pay ment or proceeds of the Collateral for the benefit of the Administrative Agent, any Lender, any Issuing Bank or any other Holder, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Liabilities or any part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by the Administrative Agent.

        The Grantor agrees, upon the request of the Administrative Agent and promptly following such request, to take any action and execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement. The Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or Administrative Agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Grantor, or in its own name, from time to time in the Administrative Agent's discretion upon the occurrence and during the continuance of an Event of Default, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes hereof and, without limiting the generality of the foregoing, hereby gives the Administrative Agent the power and right on behalf of the Grantor, without notice to or assent by the Grantor, to the extent permitted by applicable law, to do the following:

                (i) to obtain and adjust insurance required to be paid to the Administrative Agent pursuant to SECTION 8.05 of the Credit Agreement;

                (ii) ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipt for monies due and to become due under or in respect of any of the Collateral;

                (iii) receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and nonnegotiable instruments, documents and chattel paper taken or received by the Administrative Agent in connection with this Security Agreement;

                (iv) to commence, file, prosecute, defend, settle, compromise or adjust any claim, suit, action or proceeding with respect to the Collateral;

                (v) to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof pursuant to the terms and conditions of this Security Agreement; and

                (vi) to do, at its option and at the expense and for the account of the Grantor, at any time or from time to time, all acts and things which the Administrative Agent deems necessary to protect or preserve the Collateral and to realize upon the Collateral.

        13. SEVERABILITY. If any provision of this Security Agreement is held to be prohibited or unenforceable in any jurisdiction the substantive laws of which are held to be applicable hereto, such prohibition or unenforceability shall not affect the validity or enforceability of the remaining provisions hereof and shall not invalidate or render unenforceable such provision in any other jurisdiction.

        14. AMENDMENTS, WAIVERS AND CONSENTS. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended, and no consent to any departure by the Grantor herefrom shall be effective, except by or pursuant to an instrument in writing which (i) is duly executed by the Grantor (if the Grantor is adversely affected by such amendment) and the Administrative Agent and (ii) complies with the requirements of the Credit Agreement. Any such waiver shall be valid only to the extent set forth therein. A waiver by the Administrative Agent of any right or remedy under this Security Agreement on any one occasion shall not be construed as a waiver of any right or remedy which the Administrative Agent would otherwise have on any future occasion. No failure to exercise or delay in exercising any right, power or privilege under this Security Agreement on the part of the Administrative Agent shall operate as a waiver thereof; and no single or partial exercise of any right, power or privilege under this Security Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

        15. BINDING EFFECT; SUCCESSORS AND ASSIGNS. This Security Agreement shall be binding upon the Grantor and its successors and assign(s), and shall inure to the benefit of the Administrative Agent, the Lenders, the Issuing Banks and the other Holders, and their respective successors and assigns. Nothing set forth herein or in any other Loan Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Security Agreement, the Credit Agreement or any other Loan Document or any Collateral. The Grantor's successors shall include, without limitation, a receiver, trustee or debtor-in-possession of or for the Grantor.

        16. TERMINATION OF THIS SECURITY AGREEMENT; RELEASE OF COLLATERAL. (a) The security interest granted by the Grantor under this Security Agreement shall terminate against all the Collateral upon final payment in full in cash of the Obligations and termination of the Commitments. Upon such termination and at the written request of the Grantor or its successors or assigns, and at the cost and expense of the Grantor or its successors or assigns, the Administrative Agent shall execute in a timely manner a satisfaction of this Security Agreement and such instruments, documents or agreements as are necessary or desirable to terminate and remove of record any documents constituting public notice of this Security Agreement and the security interests and assignments granted hereunder and shall assign and transfer, or cause to be assigned and transferred, and shall deliver or cause to be delivered to the Grantor, all property, including all monies, instruments and securities of the Grantor then held by the Administrative Agent or any agent, bailee or nominee of the Administrative Agent.

        (b) Notwithstanding anything in this Security Agreement to the contrary, the Grantor may, to the extent permitted by SECTION 9.02 of the Credit Agreement, sell, assign, transfer or otherwise dispose of any Collateral. In addition, the Collateral shall be subject to release in accordance with SECTION 12.09(C) of the Credit Agreement (such Collateral and the Collateral referred to in the immediately preceding sentence being the "Released Collateral"). The Liens under this Security Agreement shall terminate with respect to the Released Collateral upon such sale, transfer, assignment, disposition or release and upon the request of the Grantor, the Administrative Agent shall execute and deliver such instrument or document as may be necessary to release the Liens granted hereunder; PROVIDED, HOWEVER, that (i) the Administrative Agent shall not be required to execute any such documents on terms which, in the Administrative Agent's opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Liabilities or any Liens on (or obligations of the Grantor in respect of) all interests retained by the Grantor, including without limitation, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

        17. THE ADMINISTRATIVE AGENT'S EXERCISE OF RIGHTS AND REMEDIES UPON THE

OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT. Notwithstanding anything set forth herein to the contrary, it is hereby expressly agreed that upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon the written direction of the Requisite Lenders shall, exercise any of the rights and remedies provided in this Security Agreement, the Credit Agreement and any of the other Loan Documents.

        18. NOTICES. Any notice, demand, request or any other communication required or desired to be served, given or delivered hereunder shall be in writing and shall be served, given or delivered as provided in SECTION 13.08 of the Credit Agreement.

        19. SECTION HEADINGS. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

        20. GOVERNING LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCEPT FOR PERFECTION AND ENFORCEMENT OF SECURITY INTERESTS AND LIENS IN OTHER JURISDICTIONS, WHICH SHALL BE GOVERNED BY THE LAWS OF THOSE JURISDICTIONS.

        21. FURTHER INDEMNIFICATION. The Grantor agrees to pay, and to save the Administrative Agent, each Lender and each Issuing Bank harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.

        22. COUNTERPARTS. This Security Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        23. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. The Grantor agrees that the terms of SECTION 13.17 of the Credit Agreement with respect to consent to jurisdiction and service of process shall apply equally to this Security Agreement. The Administrative Agent shall have the right to proceed against the Grantor or its personal property in a court in any location to enable the Administrative Agent to obtain personal jurisdiction over the Grantor, to realize on the Collateral or any other security for the Liabilities or to enforce a judgment or other court order entered in favor of the Administrative Agent.

        24. WAIVER OF BOND. The Grantor waives the posting of any bond otherwise required of the Administrative Agent in connection with any judicial process or proceeding to realize on the Collateral or any other security for the Liabilities, to enforce any judgment or other court order entered in favor of the Administrative Agent, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Security Agreement or any other agreement or document between the Administrative Agent and the Grantor.

        25. ADVICE OF COUNSEL. The Grantor represents and warrants to the

Administrative Agent, the Lenders and the Issuing Banks that it has discussed this Security Agreement and, specifically, the provisions of SECTIONS 20, 23, 24 and 27 hereof, with the Grantor's attorneys.

        26. FURTHER ASSURANCES. The Grantor agrees that at any time and from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

        27. WAIVER OF JURY TRIAL. EACH OF THE GRANTOR AND THE ADMINISTRATIVE AGENT WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE ADMINISTRATIVE AGENT AND THE GRANTOR ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS SECURITY AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EITHER THE GRANTOR OR THE ADMINISTRATIVE AGENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECURITY AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        28. MERGER. This Security Agreement, taken together with all the other Loan Documents, embodies the entire agreement and understanding, between the Grantor and the Administrative Agent, any Lender or any Issuing Banks and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement or caused this Security Agreement to be executed and delivered by their duly authorized officers as of the date first set forth above.


                                   BNY LICENSING CORP.


                                   By /s/ Edward Lambert
                                      ---------------------------------------
                                      Name: Edward Lambert
                                      Title: Executive VP and CFO



                                   CITICORP USA, INC., as Administrative Agent


                                   By /s/ Brenda Cotsen
                                      ---------------------------------------
                                      Name: Brenda Cotsen
                                      Title: Vice President